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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 24, 1995
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                             THE GRAND UNION COMPANY
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               (Exact Name of Registrant as Specified in Charter)


Delaware                        33-59438           22-1518276
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(State of Other Jurisdiction   (Commission       (I.R.S. Employer
 of Incorporation)              File Number)      Identification No.


201 Willowbrook Boulevard, Wayne, New Jersey            07470-0966
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(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code  (201) 890-6000
                                                    ---------------------------

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          (Former name or former address, if changed since last report)

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Item 5.  OTHER EVENTS

          On January 24, 1995, The Grand Union Company ("Grand Union") issued the press release attached hereto as Exhibit A with respect to an agreement in principle with certain holders of Grand Union debt as to a restructuring of that indebtedness. The outline of the proposed restructuring terms is attached as Exhibit B.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             THE GRAND UNION COMPANY
                                             -----------------------
                                                 (Registrant)


Date:  January 25, 1995                      /s/ Kenneth R. Baum
                                             ---------------------------
                                                 Kenneth R. Baum

                                             Senior Vice President,
                                             Chief Financial Officer
                                             and Secretary (Principal
                                             Financial Officer and
                                             Principal Accounting Officer)


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                                                                    EXHIBIT A



                                                 For further information:
                                                 Gary D. Hirsch
                                                 Chairman of the Board
                                                 (914) 921-3000


FOR IMMEDIATE RELEASE
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               GRAND UNION ANNOUNCES SUCCESSFUL RESTRUCTURING PLAN

                    WAYNE, N.J., JAN. 24, 1995 -- The Grand Union Company announced today that it has reached agreement in principle with its bank lenders and with the members of informal committees of holders of the Company's Senior Secured Notes and Senior Subordinated Notes on the terms of a restructuring of its capital structure. The Company's Senior Secured Notes would receive new nine-year Senior Notes in a principal amount equal to the principal amount of Senior Secured Notes presently outstanding ($525 million) plus accrued interest on the Senior Secured Notes through September 1, 1995. The new Notes would bear interest, beginning on the earlier of the consummation of the restructuring or September 1, 1995, at 11.75% if secured by a second lien and 12% if unsecured. The holders of Senior Subordinated Notes would exchange their Notes ($566 million) for 100% of the common equity of the restructured Company. The proposed plan contemplates a five-year revolving credit facility of at least $148 million and a seven-year term loan facility of at least $57 million all on terms to be finalized with the Company's lending banks.

                    The Company spokesperson stated that the informal committees have advised the Company that holders of approximately 50% of the outstanding Senior Secured Notes and approximately 52% of the outstanding Senior Subordinated Notes support the restructuring.

                    The spokesperson also released EBITDA information which had previously been made available to lenders under a confidentiality agreement.
The Company anticipates that EBITDA for the current fiscal year ending March 31, 1995, will be approximately $150 million and for the twelve month period following confirmation of the restructuring proposal will be approximately $160 million. With respect to anticipated EBITDA for the current fiscal year, EBITDA may be further reduced by additional declines in promotional allowances and other vendor support which had formerly been, but is not currently, available to the Company. With respect to anticipated EBITDA for both the current fiscal year and for the 12 months following confirmation


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of the restructuring proposal, no allowance has been made for non-recurring income or expense such as that resulting from store closings, employee separation costs, lease cancellations or items of income or expense arising from or attributable to the restructuring process. The spokesperson explained that for purposes of this estimate EBITDA includes earnings before interest, taxes, depreciation, amortization and unusual items.

                    The Company and the creditor groups have agreed to implement the restructuring through the filing of a pre-negotiated plan of reorganization, which the Company expects to have consummated within 90 to 120 days. The Company emphasized, in that connection, that it will request the Court to order payment in full of vendors and to approve debtor-in-possession financing in the amount of $150 million which has been arranged so that the Company's vendors, who have been supportive of its efforts throughout, will be paid currently in the ordinary course on normal trade terms.

                    Gary D. Hirsch, Chairman of The Grand Union Company, stated that: "These agreements represent an important milestone for the Company. Since November 29, 1994, when the Company announced the need to pursue a debt restructuring, representatives of The Grand Union Company's creditors have consistently acted in a constructive manner to achieve an appropriate long-term result for the Company."

                    Mr. Hirsch continued "The agreements reached with our public debt holders and our bank lending group provide the Company with a framework to move forward in a positive environment. When these agreements are implemented, the Company will have significantly reduced its debt and interest expense burdens. The new capital structure will permit the Company to serve its customers and communities at the highest level and to pursue its capital investment program."

                    The Company currently operates 236 retail food stores in six Northeastern states.

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                                                                     EXHIBIT B
                       TERMS OF PROPOSED RESTRUCTURING OF
                             THE GRAND UNION COMPANY
                             -----------------------


The following sets forth the terms of the financial restructuring for the debt of The Grand Union Company (the "Company") as agreed to by the informal committee of holders of Senior Secured Notes (the "Senior Committee") and the informal committee of holders of Senior Subordinated Notes (the "Subordinated Committee") (collectively, the "Committee") and the Company.


I.             TREATMENT OF EXISTING BANK DEBT (REVOLVER AND TERM LOAN)

                    Existing lenders will roll their existing commitments and
               outstanding loans into the new credit facilities.

                          NEW REVOLVING CREDIT FACILITY

                    Amount:                  At least $148 million.

                    Ranking:                 Secured.

                    Security:                A first lien on substantially all
                                             assets of the Company.

                    Rate and Fees:           Market.

                    Maturity:                5-year bullet.

                    Covenants:               Standard.


                                  NEW TERM LOAN

                    Amount:                  At least $57 million.

                    Ranking:                 Secured.

                    Security:                A first lien on substantially all
                                             assets of the Company.

                    Rate and Fees:           Market.

                    Maturity:                7 years.

                    Amortization:            No amortization for 5 years.

                    Covenants:               Standard.


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II.            TREATMENT OF EXISTING SENIOR SECURED NOTES

                    The existing senior secured notes to be exchanged for New
               Senior Notes as described below:

                    Principal:               $525 million plus an amount equal
                                             to the accrued interest on the
                                             existing Senior Secured Notes
                                             through September 1, 1995.

                    Coupon: If the New Senior Notes are secured, the coupon shall be 11.75% per annum; if the New Senior Notes are unsecured, the coupon shall be 12% per annum. In either case, interest shall accrue on the New Senior Notes from the earlier of
                                             (i) consummation of the
                                             reorganization or (ii) September 1,
                                             1995; payable semi-annually
                                             commencing on March 1, 1996.

                    Security, If             A second lien on substantially
                      Applicable:            all assets of the Company which
                                             lien shall be subordinate, on terms
                                             satisfactory to the Banks, to the
                                             liens securing the Company's new
                                             credit facilities.  The second lien
                                             shall be automatically released
                                             upon the repayment of (i) $100
                                             million in face amount of principal
                                             from the proceeds of an equity
                                             issue or (ii) $125 million in face
                                             amount of principal from the
                                             proceeds of additional bank
                                             financing, or some pro-rata
                                             combination thereof; PROVIDED,
                                             HOWEVER, that such repayment must
                                             be made at the following premiums:


                                                  Year 1    103%
                                                  Year 2-3  106%

                    Maturity:                9 years.


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                    Original
                    Redemption:              Non-callable for 5 years and
                                             callable in years 6, 7 and 8 at the
                                             following call premiums:

                                                  Year 6     104%
                                                  Year 7     102%
                                                  Year 8     100%

                    Equity Call:             Up to 1/3 principal amount of New
                                             Senior Notes callable in years 1-3
                                             from the proceeds of equity
                                             issuance at the following call
                                             premiums:

                                                  Year 1     103%
                                                  Year 2     106%
                                                  Year 3     106%

                    Covenants:               Standard.

                    Other: Advisory fees for financial advisors to be paid by the Company to be agreed upon by the Committees and the Company, subject to Court approval.


III. TREATMENT OF SENIOR SUBORDINATED NOTES (2 tranches of 12.25% Senior Subordinated Notes and 13% Senior Subordinated Notes)

                    The existing Senior Subordinated Notes shall be canceled and holders of such Notes shall receive, pro rata, 100% of the common stock of reorganized Grand Union Company.


IV.            TREATMENT OF GENERAL UNSECURED CLAIMS

                    Payment in full of all general unsecured claims, including trade, landlord, utility, indemnity and employee benefit claims. With respect to the Company's trade suppliers who agree to continue "normalized" credit terms during the Chapter 11, the Company, with the full support of

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              the Committees, shall seek to obtain necessary authorization to continue to pay the pre-petition claims of these suppliers in the ordinary course.


V.             TREATMENT OF EXISTING EQUITY SECURITIES
               OF THE GRAND UNION COMPANY

                    The restructuring will not provide for any distribution to the holder of the capital stock of the Company.




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